EXHIBIT 23.1


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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Prime Hospitality Corp (the "Company") 1995 Non-Employee Director Stock Option Plan, of our report dated February 11, 2003, except for
Note 21, as to which the date is March 26, 2003, with respect to the consolidated financial statements of the Company included in it Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP

New York, New York
May 20, 2003